Exhibit 99.1

Footnotes to Form 3

(1) Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) manages funds that collectively own 499,468,771 shares of common stock of the Issuer, which are represented as follows: (i) 178,649,759 shares held by Advent International GPE IX Limited Partnership, 36,196,850 shares held by Advent International GPE IX-B Limited Partnership, 14,695,785 shares held by Advent International GPE IX-C Limited Partnership, 15,716,152 shares held by Advent International GPE IX-F Limited Partnership, 50,735,073 shares held by Advent International GPE IX-G Limited Partnership, 58,304,526 shares held by Advent International GPE IX-H Limited Partnership, and 32,399,939 shares held by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”); (ii) 53,588,842 shares held by Advent International GPE IX-A SCSp, 11,181,639 shares held by Advent International GPE IX-D SCSp, 23,162,376 shares held by Advent International GPE IX-E SCSp, and 1,232,119 shares held by Advent International GPE IX Strategic Investors SCSp  (collectively, the “Advent IX Luxembourg Funds”); and (iii) 943,950 shares held by Advent Partners GPE IX Limited Partnership, 1,369,396 shares held by Advent Partners GPE IX-A Limited Partnership, 5,510,717 shares held by Advent Partners GPE IX Cayman Limited Partnership, 571,802 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 15,209,846 shares held by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds”).

(2) This filing is being made by the Reporting Person solely as a result of the conversion of Advent International Corporation into Advent International, L.P. GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the sole shareholder of GPE IX GP S.à r.l. Advent is the manager of Advent International GPE IX, LLC. The Reporting Person is the general partner of Advent.

(3) The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.